Exhibit 99.1

PRESS RELEASE

VCG Holding Corp (ticker: PTT, exchange: AMEX) News Release

January 18, 2007

VCG Holding Corp Announces Sale of Phoenix Club

DENVER—(BUSINESS WIRE)—January 18, 2007—VCG Holding Corp (AMEX: PTT),

VCG Holding Corp. (VCG) a nationwide owner/operator of adult nightclubs, announced today that it sold its ownership interest of its adult night club in Phoenix AZ.

VCG, on January 15, 2007, signed an agreement to sell the membership interest in Epicurean Enterprises, LLC. d/b/a Penthouse Phoenix (EEI). The sale was approved by the board of directors on January 10, 2007 and VCG completed the transaction as of January 15, 2007. The terms of the agreement include the sale of the membership interest (100%) for $200,000 in cash and 300,000 shares of common stock in VCG. The purchaser is an independent third party who owned shares in VCG. The value of the VCG shares on January 15, 2007 was $7.90 per share making the total sales price $2,570,000. In addition to the sale of the club, VCG Real Estate Holding, Inc. (wholly owned subsidiary of VCG) entered in a lease agreement with the purchaser of EEI for the property that the club operates. The lease is five years, with three five year options. The lease is guaranteed personally by the purchaser of EEI and began January 15, 2007.

“The sale of this asset is a part of the shift in our strategic plan to focus on clubs with five million or more in revenue as a base for an area of operations. We believe that the sale of this club allow us to use these managerial and capital resources towards higher revenue opportunities,” stated Donald W. Prosser Chief Financial Officer of VCG. The effect of this sale and the financial results of selling the Phoenix club were included in the Earnings Guidance for 2007, 2008, and 2009 press release January 10, 2007.

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator and consolidator of adult nightclubs throughout the United States. The Company currently owns seven adult nightclubs, one upscale dance lounge and operates five other adult nightclubs under management agreements. The owned and managed clubs are located in Indianapolis, St. Louis, Denver, Colorado Springs, and Louisville.

Forward-looking statements

Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company’s ability to identify and secure suitable locations for new nightclubs on acceptable terms, open the anticipated number of new nightclubs on time and within budget, achieve anticipated rates of same-store sales, hire and train additional nightclub personnel and integrate new nightclubs into its operations; the continued implementation of the Company’s business discipline over a large nightclub base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer spending patterns; the impact of any negative publicity or public attitudes; competitive pressures from other national and regional nightclub chains; business conditions, such as inflation or a recession, or other negative effect on nightclub patterns, or some other negative effect on the economy, in general, including (without limitation) growth in the nightclub industry and the general economy; changes in monetary and fiscal policies, laws and regulations; war, insurrection and/or terrorist attacks on United States soil; and other risks identified from time to time in the Company’s SEC reports, including the Annual Report on Form 10-KSB for 2005, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:
Troy H. Lowrie, CEO
Micheal Ocello, President
Donald W Prosser, CFO
VCG Holding Corporation
390 Union Blvd, Suite 540
Lakewood, Colorado 80228
Telephone	303.934.2424
Facsimile	303-922.0746
Email:	tlowrie@vcgh.com
dprosser@vcgh.com
mocello@vcgh.com